                                                                    EXHIBIT 2.3

                                   ASSIGNMENT

         THIS ASSIGNMENT is made and agreed to this 7th day of April, 1999, by and among the Florida Governmental Utility Authority, a legal entity and public body created by interlocal agreement pursuant to Section 163.01 (7), Florida Statutes, (the "Purchaser"), Lee County, Florida, a political subdivision of the State of Florida (the "Assignee"), and consented to by Florida Cities Water Company, a Florida corporation ("FCWC") and Poinciana Utilities, Inc., a Florida corporation ("PUI"). FCWC and PUI are collectively referred to herein as the "Sellers".

                                   WITNESSETH

         NOW THEREFORE, in consideration of the mutual promises, covenants, representations and agreements contained herein, together with $10 and other good and valuable consideration exchanged between the parties, the parties to this Assignment do undertake, promise and agree for themselves and their permitted successors and assigns as follows:

         SECTION 1. DEFINITIONS. As used in this Assignment capitalized terms shall have meanings as defined in the Utility System Asset Acquisition Agreement dated April 1, 1999, and entered into between the Purchaser and the Seller (the "Agreement") and the meanings as defined herein unless the context requires otherwise:

         SECTION 2. FINDINGS. It is hereby ascertained, determined and declared that:


                  (A) Purchaser and Sellers have entered into the Agreement, which provides in Section 6.06 thereof that the transactions contemplated therein are severable; provided all of the water and wastewater utility systems addressed therein are purchased and sold simultaneously, and that any such assignment shall not be effective unless and until the Assignee and the Purchaser have executed and delivered to the Sellers a satisfactory assignment and assumption agreement.

                  (B) The Assignee is one of the initial members of the Interlocal Agreement Relating to Establishment of the Florida Governmental Utility Authority dated February 1, 1999 (the "Interlocal Agreement"). Pursuant to the Interlocal Agreement, the Assignee has the right to acquire the Purchased Assets comprising the Ft. Myers System.




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

                  (C) The Assignee desires to immediately acquire the Purchased Assets relating to the Ft. Myers System and the Purchaser is willing to assign the Assignee such rights in conformance with the Agreement and the Interlocal Agreement.

         SECTION 3. ASSIGNMENT AND ASSUMPTION.

                  (A) Pursuant to the Interlocal Agreement and the Agreement, the Purchaser hereby assigns, transfers, conveys, grants, bargains and sells unto the Assignee all of Purchaser's rights, remedies, powers, title, interests, duties, obligations and responsibilities arising under the Agreement which relate to the Ft. Myers System and the Purchased Assets associated therewith; and Sellers hereby consent and agree to such assignment and assumption. Except as provided in subsection (B) of this Assignment, such assignment and assumption shall be deemed subject to and be in all respects in conformance with all provisions of the Agreement.

                  (B) Notwithstanding the provisions of Section 4.06 of the Agreement, the Net Interest Adjustment to the purchase price of $135,885,000 for the Ft. Myers System shall be based on an assumed Arbitrage Yield on the Bonds issued by Lee County calculated by using the lowest bond yield achieved on any series of Bonds issued by the GUA rather than the bond yield achieved on the Bonds issued by Lee County and a bond insurance premium of 22.75 basis points.

                  (C) The Assignee hereby accepts and agrees to, and the Sellers hereby consent to, the assignment and assumption of all of the Purchaser's rights, remedies, powers, title, interests, duties, obligations and responsibilities arising under the Agreement which relate to the Ft. Myers System and the Purchased Assets associated therewith.

                  (D) The parties agree and acknowledge that in facilitating closing all instruments required to close relating to the Ft. Myers System will be separately executed and directly conveyed from the Sellers to the Assignee.

                  (E) The Agreement is hereby incorporated herein by reference.

         SECTION 4. BINDING EFFECT. This assignment shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.




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






         SECTION 4. BUILDING EFFECT. This assignment shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

         IN WITNESS WHEREOF, the Purchaser has caused this Assignment, the Assignee has accepted same, and the Sellers have consented thereto; this Assignment has been duly executed and entered into on the date first above written.

                                            FLORIDA GOVERNMENTAL
                                            UTILITY AUTHORITY



ATTEST:                                     By: /s/ Lea Ann Thomas
                                                -------------------------------
                                                Chairman


By: /s/ Robert E. Sheets
    -------------------------------
    Secretary - Treasurer



                                            BOARD OF COUNTY COMMISSIONERS OF
                                            LEE COUNTY, FLORIDA

(SEAL)

                                            By: /s/ John E. Albion
                                                -------------------------------
                                                Vice-Chairman



ATTEST:





CHARLIE GREEN, Clerk
of the Circuit Court
and Ex-Officio Clerk
of the Board of County
Commissioners of Lee                          APPROVED AS TO FORM
County, Florida
                                              By: /s/ James Yaeger
                                                  -----------------------------
                                                  Office of County Attorney

By: /s/ Lisa L. Pierce, Deputy Clerk
    --------------------------------
        Clerk

                                         FLORIDA CITIES WATER COMPANY



                                         By: /s/ Michael E. Murphy
                                             ----------------------------------
                                             Vice-President


ATTEST:



By: /s/ Anita J. Chubbuck
    -----------------------------
    Secretary



                                         POINCIANA UTILITIES, INC.



                                         By: /s/ Michael E. Murphy
                                             ----------------------------------
                                             Vice-President



ATTEST:

By: /s/ Anita J. Chubbuck
    ------------------------------
    Secretary





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